EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On December 23, 2014, Success Holding Group International Inc. (the ‘‘Company,’’ “SHGT”, ‘‘we,’’ ‘‘our’’ or ‘‘us’’) completed the acquisition of Launch TV Network Co., Inc. (‘‘Launch TV’’). The accompanying unaudited pro forma condensed consolidated combined balance sheet as of November 30, 2014 presents our historical financial position combined with Launch TV as if the acquisition and the financing for the acquisition had occurred on November 30, 2014. The accompanying unaudited pro forma condensed consolidated combined statements of operations for the nine months ended November 30, 2014 present the combined results of our operations with Launch TV as if the acquisition and the financing for the acquisition had occurred on March 1, 2014. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company’s future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2014 and our unaudited condensed consolidated financial statements as of and for the nine months ended November 30, 2014 and Launch TV’s audited consolidated financial statements as of and for the period ended November 30, 2014.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

1

Success Holding Group International, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2014

	Historical		Pro Forma		Pro Forma
	SHGT	Launch TV	Adjustments		Combined
ASSETS

CURRENT ASSETS:
Cash	$1,835,126	$76	$-		$1,835,202
Accounts receivable, net	660,000	-	-		660,000
Prepaid expenses	481,170	-	-		481,170
Total Current Assets	2,976,296	76	-		2,976,372

Film costs, net	1,386,144	-	-		1,386,144
Goodwill	-	-	2,000,000	A	2,000,000
Investment in associate	9,518	-	-		9,518
TOTAL ASSETS	$4,371,958	$76	$2,000,000		$6,372,034

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,700	$1,410	$-		$9,110
Notes payable - related parties	-	96,700	-		96,700
Due to related parties	17,533	-	-		17,533
Due to shareholders	60,000	-	-		60,000
Total Current Liabilities	85,233	98,110	-		183,343
TOTAL LIABILITIES	85,233	98,110	-		183,343

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 300,000,000 shares authorized; 37,180,000 shares issued and outstanding	36,680	10	(10)	B
			500	A	37,180
Additional paid-in capital	1,366,498	-	1,999,500	A	3,365,998
Accumulated other comprehensive loss:					-
Foreign currency translation	(1,690)	-	-		(1,690)
Retained earnings (accumulated deficit)	2,885,237	(98,044)	10	B
			44,120	C	2,831,323
TOTAL SUCCESS HOLDING GROUP INTERNATIONAL, INC. STOCKHOLDERS' EQUITY	4,286,725	(98,034)	2,044,120		6,232,811
Non-controlling interest	-	-	(44,120)	C	(44,120)
TOTAL STOCKHOLDERS' EQUITY	4,286,725	(98,034)	2,000,000		6,188,691
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,371,958	$76	$2,000,000		$6,372,034

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

2

Success Holding Group International, Inc. and Subsidiaries

UNAUDITED PRO FORMA  CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED NOVEMBER 30, 2014

	Historical		Pro Forma		Pro Forma
	SHGT	Launch TV	Adjustments		Combined

Revenue	$12,250,500	$5,913	$-		$12,256,413
Cost of Sales	7,460,000	-	-		7,460,000
Gross Margin	4,790,500	5,913	-		4,796,413

Operating Expenses:
General and administrative expenses	1,853,094	132,537	-		1,985,631

Net Income (Loss) from Operations	2,937,406	(126,624)	-		2,810,782

Other Income (Expense):
Interest expense	-	(1,420)	-		(1,420)
Other income	11,561	30,000	-		41,561
Loss from associate	(19,647)	-	-		(19,647)
Total Other Income (Expense)	(8,086)	28,580	-		20,494

Net Income (Loss) from Operations before Taxes	2,929,320	(98,044)	-		2,831,276

Provision for income taxes	-	-	-		-

Net Income (Loss)	2,929,320	(98,044)	-		2,831,276

Net loss attributable to the non-controlling interest	-	-	(44,120)	C	(44,120)
NET INCOME ATTRIBUTABLE TO SUCCESS HOLDING GROUP INTERNATIONAL, INC.	$2,929,320	$(98,044)	$(44,120)		$2,787,156

Earnings (Loss) per Share:
Basic	$0.08	$-	$-		$0.08
Diluted	$0.08	$-	$-		$0.08

Weighted average number of common shares outstanding - Basic	36,680,000	-	500,000		37,180,000
Weighted average number of common shares outstanding - Diluted	36,680,000	-	500,000		37,180,000

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

3

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Note 1: Description of Transaction and Basis of Presentation

On November 10, 2014, SHGT entered into a certain definitive acquisition and stock exchange agreement (the "Acquisition Agreement") with Launch TV, pursuant to which SHGT acquired from Launch TV shares of common stock of Launch TV, representing a 55% equity interest in Launch TV. In further accordance with the terms and provisions of the Acquisition Agreement and in exchange therefore, SHGT agreed to issue 500,000 shares of their restricted common stock to Launch TV and Launch TV agreed to hold the 500,000 shares of common stock for a period of 24-months prior to selling such shares in the marketplace.

On December 23, 2014, SHGT issued 500,000 shares of common stock to acquire the 55% of the issued and outstanding shares of Launch TV. As a result of the issuance, Launch TV became a subsidiary of SHGT.

At the closing, Launch TV had approximately 100,000 shares of common stock issued and outstanding and the shares issued represent 55% of the outstanding shares of Launch TV.As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with SHGT as the acquirer for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in pro forma adjustments. The results of operations of Launch TV have been consolidated with the Company beginning on the date of the acquisition.

The pro forma consolidated balance sheets of SHGT and Launch TV are presented here as of November 30, 2014. The pro forma consolidated statements of operations for SHGT are presented here for the nine months ended November 30, 2014 and for Launch TV are presented here for the period ended November 30, 2014. Launch TV began operations in April 2014.

Note 2: Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The following pro forma adjustments are based on preliminary estimates which may change as additional information is obtained.

(A)	The pro forma adjustment represents the recording of goodwill valued at $2,000,000, which consisted of the 500,000 shares of the Company’s common stock valued at $2,000,000, or $4.00 a share.

(B)	The pro forma adjustment represents the elimination of Launch TV's common stock account.

(C)	The pro forma adjustment represents the 45% non-controlling interest of Launch TV.

4